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                            [LETTERHEAD]


Board of Directors
Greene County Bancorp, Inc.
Greene County Savings Bank
425 Main & Church Streets
Catskill, New York 12414


Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc. ("FinPro") in the Form SB-2 Registration Statement, and amendments thereto, of Greene County Bancorp, Inc. to be filed with the Securities and Exchange Commission, the combined Form 86-AC Application for Approval of a Mutual Savings Bank Holding Company Reorganization and Minority Stock Issuance ("MHC Application") filed by Greene County Savings Bank and any amendments thereto filed with the New York Banking Department and the Conversion Valuation Appraisal Report ("Report") regarding the valuation of the Bank provided by FinPro, and our opinion regarding subscription rights filed as exhibits to the form SB-2. We also consent to the use of our firm's name and the inclusion of, summary of, and references to our Report and Opinion in the Prospectus included in the form SB-2 and the MHC Application, and any amendments thereto.


                                    Very Truly Yours,


                                    /s/ Donald J. Musso
                                    --------------------------
                                    Donald J. Musso

Liberty Corner, New Jersey
October 30, 1998